EXHIBIT 5

                                                   July 22, 1997

Neurex Corporation
3760 Haven Avenue
Menlo Park, CA  94025

         Re:     Form S-8 Registration Statement;
                 1,400,000 Shares of Common Stock

Ladies and Gentlemen:

         In connection with the registration by Neurex Corporation, a Delaware corporation (the "Company"), of 1,400,000 shares of common stock, par value $0.01 per share (the "Shares"), of the Company to be issued pursuant to the Neurex Corporation 1988 Employee and Consultant Stock Option Plan, and 1997 Employee Stock Purchase Plan, under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about July 23, 1997 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and the federal law of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

         Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the respective stock option plans under which such Shares will be issued and sold, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                            Very truly yours,


                                            /s/ WISE & SHEPARD LLP
                                            ----------------------------
                                                WISE & SHEPARD LLP